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EXHIBIT 23(b)

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Post-Effective Amendment No. 3 to Registration Statement No. 333-67696 of Science Applications International Corporation on Form S-4 of our report dated March 24, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph related to the Company's change in its method of accounting for goodwill and intangible assets to conform with Statement of Financial Accounting Standards No. 142 and its change in its method for accounting for derivative instruments and hedging activities to conform with Statement of Financial Accounting Standards No. 133, as amended), appearing in the Annual Report on Form 10-K of Science Applications International Corporation for the year ended January 31, 2003 and to the use of such report in this Registration Statement. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

San Diego, California
October 9, 2003

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  EXHIBIT 23(b)
INDEPENDENT AUDITORS' CONSENT